INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[X] Preliminary proxy statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

[_] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to ss.240.14a-11(c) or ss.240.14a-12


                               KRONOS INCORPORATED
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

                               KRONOS INCORPORATED
                                400 Fifth Avenue
                          Waltham, Massachusetts 02451


December ___, 1999


Dear Stockholder:

         We  cordially   invite  you  to  attend  our  2000  Annual  Meeting  of
Stockholders, which will be held at 10:00 a.m. on Thursday, February 3, 2000 at the offices of the Company, 400 Fifth Avenue, Waltham, Massachusetts 02451.

         At this  meeting  you  are  being  asked  to (i)  elect  two  Class  II
Directors, (ii) approve an amendment to the Company's Restated Articles of Organization to increase the number of authorized shares of common stock, (iii) approve an amendment to the Company's 1992 Employee Stock Purchase Plan and (iv) ratify the selection of Ernst & Young LLP as independent auditors for the Company for the 2000 fiscal year.

Please read the enclosed Proxy Statement, which describes the nominees for Director and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

         We hope you will join us on February 3 for our Annual Meeting, but we know that every stockholder will not be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

                                            Sincerely,
                                            MARK S. AIN
                                            Chairman and Chief Executive Officer

                               KRONOS INCORPORATED
                                400 Fifth Avenue
                          Waltham, Massachusetts 02451

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 3, 2000

         Notice is hereby given that the Annual Meeting of Stockholders of Kronos Incorporated (the "Company") will be held at the offices of the Company, 400 Fifth Avenue, Waltham, Massachusetts 02451, on February 3, 2000 at 10:00 a.m. for the following purposes:

         1.  To elect two Class II Directors for the ensuing three years.

         2. To approve an amendment to the Company's Restated Articles of Organization increasing the number of authorized shares of the Company's common stock from 20,000,000 shares to 50,000,000 shares.

         3.  To approve an amendment to the Company's  1992 Employee  Stock
             Purchase Plan, as set forth in the accompanying Proxy Statement under "Approval of Amendments to 1992 Employee Stock Purchase Plan."

         4. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 2000 fiscal year.

         5. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

         Only stockholders of record at the close of business on December 6, 1999 will be entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof. The stock transfer books of the Company will remain open.

                                             By Order of the Board of Directors,
                                             PAUL A. LACY, CLERK

Waltham, Massachusetts
December ___, 1999

         IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                               KRONOS INCORPORATED
                                400 Fifth Avenue
                          Waltham, Massachusetts 02451

             Proxy Statement for the Annual Meeting of Stockholders
                         To Be Held on February 3, 2000

         The enclosed form of proxy is solicited on behalf of the Board of Directors of Kronos Incorporated ("Kronos" or the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company, 400 Fifth Avenue, Waltham, Massachusetts 02451, on February 3, 2000 at 10:00 a.m. and at any and all adjourned sessions thereof.

         A proxy may be revoked by a stockholder, at any time before it is voted, by (i) returning to the Company another properly signed proxy bearing a later date, (ii) otherwise delivering a written revocation to the Clerk of the Company, or (iii) attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting in accordance with the instructions contained therein. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting.

         The expense of soliciting proxies will be borne by the Company. In addition to solicitations by mail, officers and regular employees of the Company, without additional remuneration, may solicit proxies by telephone, telegram and personal interviews from brokerage houses and other shareholders. The Company will also reimburse brokers and other persons for their reasonable charges and expenses incurred in forwarding soliciting materials to their principals.

         The Annual Report of the Company for the fiscal year ended September 30, 1999, is being mailed to the Company's stockholders with this Notice and Proxy Statement on or about December ___, 1999.

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1999, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Treasurer, Kronos Incorporated, 400 Fifth Avenue, Waltham, Massachusetts 02451.

                      Voting Securities and Votes Required

         On December 6, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of _______________ shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share is entitled to one vote.

         The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

         The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of Directors. The affirmative vote of the holders of the majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company's Restated Articles of Organization. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and properly cast on a matter is required for the amendment to the 1992 Employee Stock Purchase Plan (the "Plan"), and the ratification of the selection of Ernst & Young LLP ("Ernst & Young") as the Company's independent auditors for the current fiscal year.

         Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter. Abstentions and broker non-votes have the same effect as a vote against a matter requiring the affirmative vote of the majority of the Company's outstanding capital stock such as the proposed amendment to the Company's charter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information with respect to the beneficial ownership of the Common Stock as of September 30, 1999 (except as otherwise indicated) by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iv) all Directors and executive officers of the Company as a group.

         The number of shares beneficially owned by each Director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after September 30, 1999 (except as otherwise indicated) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                                                 Percentage of
                                                                 Shares of Common Stock          Common Stock
                                                                   Beneficially Owned             Outstanding
Name and Address
Wanger Asset Management, L.P. and Wanger Asset Management,           1,447,150(1)(3)             11.6%
Ltd.
 227 W. Monroe Street, Suite 3000
 Chicago, Illinois 60606..........

Fidelity Entities                                                    1,030,000(2)                 8.3%
 82 Devonshire Street
 Boston, Massachusetts 02109-3614.

Acorn Fund, a Series of the Acorn Investment Trust                     903,000(3)(1)               7.3%
 227 W. Monroe Street, Suite 3000
 Chicago, Illinois 60606..........

Mark S. Ain*......................                                     631,659(4)(6)               5.0%
W. Patrick Decker*................                                      77,326(6)                    ^
Richard J. Dumler*................                                      13,779(5)(6)                 ^
D. Bradley McWilliams*............                                     178,152(6)                   1.4%
Lawrence Portner*.................                                       6,375(6)                    ^
Samuel Rubinovitz*................                                       9,975(6)                    ^
Aron J. Ain.......................                                      71,316(6)                    ^
Paul A. Lacy......................                                      61,755(6)                    ^
Laura L. Woodburn.................                                      30,621(6)                    ^
All Directors and executive officers as a group (12
persons)..........................                                   1,202,280(7)                   9.3%




  *      Director of the Company
  ^      Less than 1% of the shares of Common Stock outstanding
(1) Represents an aggregate of 1,447,150 shares of Common Stock owned by entities (including 903,000 shares owned by The Acorn Fund) - as to which Wanger Asset Management, L.P. ("WAM") acts as investment advisor. WAM has shared voting authority and dispositive power with respect to these shares of Common Stock in its capacity as investment advisor to these entities. Also reflects beneficial ownership of Wanger Asset Management, Ltd., the general partner of WAM. See also footnote (3) below.
(2) Represents an aggregate of 1,030,000 shares of Common Stock which are indirectly held by FMR Corp. and as to which FMR Corp. has sole dispositve power, but not sole voting power. These 1,030,000 shares are beneficially owned by Fidelity Management and Research Company, as result of its serving as an investment advisor.
(3) Acorn Fund, a Series of the Acorn Investment Trust, shares voting authority and dispositive power over these shares of Common Stock with WAM, its investment advisor. See also footnote (1) above.
(4) Mr. Mark Ain's address is c/o Kronos Incorporated, 400 Fifth Avenue, Waltham, MA, 02451.
(5) Includes 939 shares of Common Stock held by Lambda III, L.P. of which Lambda Management, L.P. is the sole general partner. Mr. Dumler is a general partner of Lambda Management, L.P.
(6) Includes the following shares of Common Stock issuable upon the exercise of outstanding stock options which may be exercised within 60 days after September 30, 1999: Mr. Mark Ain: 178,650;
         Mr. Decker:  65,625; Mr. Dumler:  4,215; Mr. McWilliams:  975;
         Mr. Portner: 975; Mr. Rubinovitz: 975; Mr. Aron Ain: 66,150;
         Mr. Lacy: 56,475; Ms. Woodburn: 29,625.
(7) Includes 464,152 shares of Common Stock issuable upon the exercise of outstanding stock options held by executive officers and Directors of the Company which may be exercised within 60 days after September 30, 1999. Also includes shares of Common Stock held by affiliates of Directors (See footnote (5)).

                              ELECTION OF DIRECTORS

         The Company's Restated Articles of Organization and Amended and Restated By-Laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible. The Class I, Class II and Class III Directors are currently serving until the annual meeting of stockholders to be held in 2002, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, Directors are generally elected for a full term of three years to succeed those whose terms are expiring.

         The Board of Directors has fixed the number of Directors at six and the number of Class II Directors at two. There are currently two Class I Directors, one Class II Director and three Class III Directors.

         Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as Class II Directors for a term of three years expiring at the 2003 annual meeting of stockholders and until their respective successors are duly elected and qualified.

         The nominees, as identified below, are currently serving as Directors of the Company. If any nominee should become unavailable, the enclosed proxy may be voted for a substitute nominee designated by the Board of Directors, unless instructions are given to the contrary. The Board of Directors does not anticipate that either of the nominees will become unavailable. The Company has no nominating committee and all nominations are made by the Board of Directors.

         The following table sets forth the name, age, length of service as a Director of each member of the Board of Directors, including the nominees for Class II Directors, information given by each concerning all positions he holds with the Company, his principal occupation and business experience for the past five years and the names of other publicly-held companies of which he serves as a Director. Information with respect to the number of shares of Common Stock beneficially owned by each Director, directly or indirectly, as of September 30, 1999, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

                         Nominees for Class II Directors
                              Term Expiring in 2000

Mark S. Ain, 56
Chief Executive Officer, Chairman of the Board and Director

         Mark S. Ain, a founder of the Company, has served as Chief Executive Officer, Chairman of the Board and a Director of the Company since its organization in 1977. He also served as President from 1977 through September 1996. From 1974 to 1977, Mr. Ain operated his own consulting company, providing strategic planning, product development and market research services. From 1971 to 1974, he was associated with a consulting firm. From 1969 to 1971, Mr. Ain was employed by Digital Equipment Corporation both in product development and as Sales Training Director. He received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Rochester. Mr. Ain is a director of KVH Industries, Inc., a manufacturer of navigation and satellite communications equipment and Park Electrochemical Corporation, a manufacturer of electronic materials used to fabricate printed circuit boards and semiconductor packages. Mr. Ain is the brother of Aron J. Ain, Vice President, Worldwide Sales and Service of the Company.

W. Patrick Decker, 52
President, Chief Operating Officer and Director

         W. Patrick Decker has served as President and Chief Operating Officer of the Company since October 1996, and as a Director since 1997. Previously, he served as Vice President, Marketing and Field Operations of the Company from 1982 until October 1996. From 1981 to 1982, Mr. Decker was General Manager at Commodore Business Machines, Inc.-New England Division, a personal computer manufacturer. From 1979 to 1980, Mr. Decker was a National Sales Manager for the General Distribution Division of Data General Corporation, a computer company.


                               Class III Directors
                             Terms Expiring in 2001


Richard J. Dumler, 57
Director

Richard J. Dumler has served as a Director of the Company since 1982. Mr. Dumler has been general partner of Lambda Management, L.P., a venture capital investment company, since 1983 and Vice President of Lambda Fund Management Inc., an investment management company, since 1990. He served as First Vice President of Drexel, Burnham, Lambert, Inc. from 1983 to 1990.

Samuel Rubinovitz, 69
Director

         Samuel Rubinovitz has served as a Director of the Company since 1985. From 1989 until April 1996, he was a director of EG&G, Inc., a diversified manufacturer of scientific instruments and electronic, optical and mechanical equipment. In January 1994, Mr. Rubinovitz retired from his position as Executive Vice President of EG&G, a position he had held since 1989. From 1986 to 1989, he was Senior Vice President of EG&G. Mr. Rubinovitz is a director of the following two companies: Richardson Electronics, Inc., a manufacturer and distributor of electron tubes and semiconductors; and KLA-Tencor Corporation, a manufacturer of high performance instrumentation used in the processing and inspection of semiconductors. Mr. Rubinovitz is also Chairman of the Board of Directors and a director of LTX Corporation, a manufacturer of instruments used to test semiconductor devices.

                                Class I Directors
                             Terms Expiring in 2002

D. Bradley McWilliams, 58
Director

         D. Bradley McWilliams has served as a Director of the Company since 1993. From 1982 to 1995, Mr. McWilliams held the position of Vice President of Cooper Industries, Inc., a worldwide manufacturer of electrical products, tools and hardware. In 1995, Mr. McWilliams was named Senior Vice President and Chief Financial Officer of Cooper Industries, Inc.

Lawrence Portner, 63
Director

         Lawrence Portner has served as a Director of the Company since 1993. Mr. Portner held the position of Vice President of Software Engineering for Data General Corporation from June 1992 to December 1994 and served as a consultant to Data General from 1988 to June 1992. Prior to that time, Mr. Portner held the position of Vice President and General Manager of Research and Development of Apollo Computer from 1983 to 1986. From 1963 to 1983, Mr. Portner served in various capacities at Digital Equipment Corporation, most recently as Vice President of Strategic Planning.

Board of Directors and Committees

         The Audit Committee of the Board of Directors, which held two meetings during fiscal year 1999, reviews with management and the independent auditors the Company's annual financial statements, the scope of the audit, any comments made by the independent auditors and such other matters that the Audit Committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management such matters relating to compliance with corporate policies, as the Committee deems appropriate. Messrs. McWilliams and Dumler, neither of whom is an executive officer or employee of the Company, currently serve on the Audit Committee.

         The Compensation and Stock Option Committee of the Board of Directors, which held four meetings during fiscal year 1999, administers the Company's stock option plans, recommends to the Board of Directors the annual salaries and bonuses of the Company's executive officers and makes recommendations to the Board of Directors with regard to the adoption of any new employee stock benefit plans. Messrs. Rubinovitz, Dumler and Portner, none of whom is an executive officer or an employee of the Company, currently serve on the Compensation and Stock Option Committee. See "Report of the Compensation Committee" below.

         During the Company's fiscal year ended September 30, 1999, the Board of Directors of the Company held a total of five meetings. Each Director attended at least 75% of the total number of meetings of the Board of Directors and all committees on which he served.

Director Compensation

         Effective May 1, 1997, the Company revised the compensation paid to non-employee members of the Board of Directors. Each Director who is not a full-time employee of the Company currently receives a quarterly retainer of $1,000 for his services as a Director, $2,000 for each Board meeting attended, and $1,000 for each committee meeting not held on the same day as a Board meeting. In addition, each Director who serves as a Committee Chairman receives a quarterly retainer of $500. The Company also reimburses expenses incurred by non-employee Directors to attend Board meetings. It is also expected that each non-employee Director will receive annually a stock option grant to purchase 1,500 shares of Common Stock at a price equal to fair market value on the date of grant, so long as that Director owns a minimum of 3,000 shares of Common Stock of the Company. On March 11, 1999, each of Messrs. Dumler, Rubinovitz, McWilliams and Portner was awarded a stock option to purchase 1,500 shares of Common Stock at an exercise price of $26.6875 per share.

Executive Compensation

         Summary   Compensation.   The   following   table  sets  forth  certain
information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during the three fiscal years ended September 30, 1997, 1998 and 1999 who were serving as executive officers on September 30, 1999 (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                    Annual                                           Long-Term
                                                 Compensation                                       Compensation
                                      ---------------------------------------------------------     -------------      -------------
                                                                                  Other Annual         Awards           All Other
                                                                                  Compensation       Securities        Compensation
    Name and Principal                                                                               Underlying
       Position                                      Salary            Bonus                           Options
                                       Year            ($)              ($)            ($)               (#)               ($)(1)
                                      -------     --------------    ------------  ---------------   --------------     -------------
Mark S. Ain.........                   1999         $351,346          $122,500           --                 45,000           $1,500
Chief Executive                        1998          331,269           115,500           --                 45,000            1,500
 Officer                               1997          311,192           --                --                 52,500            1,500

W. Patrick Decker...                   1999          261,000           91,000            --                 37,500            1,500
President & Chief                      1998          245,942           85,750            --                 40,500            1,500
 Operating Officer                     1997          230,885           --              47,699(2)            52,500            1,500

Aron J. Ain ........                   1999          196,754           68,600            --                 18,000            1,500
Vice President                         1998          185,712           64,750            --                 18,000            1,500
Worldwide Sales                        1997          175,673           --                --                 24,000            1,500
 and Service

Paul A. Lacy........                   1999          196,754           68,600            --                 18,000            1,500
Vice President                         1998          185,712           64,750            --                 18,000            1,500
 Finance &                             1997          175,673           --                --                 21,000            1,500
 Administration

Laura L. Woodburn....                  1999          202,175           70,490            --                 22,500            1,500
Vice President                         1998          190,731           66,500            --                 30,000            1,500
 Engineering                           1997          151,442           30,000            --                 37,500            1,500
-----------

(1)     Amounts shown represent matching contributions made by the Company to its 401(k) Savings Plan on behalf of the Named
        Executive Officers.

(2)     Includes  $43,729  which   represents   reimbursement  of  Mr.  Decker's
        relocation expenses grossed-up for associated tax liabilities.

Option Grants and Exercises

         The following tables summarize option grants and exercises during the fiscal year ended September 30, 1999 to or by the Named Executive Officers and the value of the options held by such persons at the end of fiscal year 1999.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      Potential Realizable
                                                                                                        Value at Assumed
                                                                                                         Annual Rates of
                                                                                                           Stock Price
                                                                                                        Appreciation for
                              Individual Grants                                                           Option Term(2)
                              -----------------------------------------------------------------       ---------------------
                                                     Percent of
                                                   Total Options
                                    Number of        Granted to
                                   Securities       Employees in
                                   Underlying       Fiscal Year    Exercise or
                                 Options Granted                    Base Price
                                     (#)(1)                           ($/Sh)     Expiration Date
             Name                                                                                        5%($)         10%($)
             ----                                                                                        -----         ------

Mark S. Ain......                    45,000          8.00%         $18.4167          04/14/03         $203,785      $445,292

W. Patrick Decker.                   37,500          6.67%          18.4167          04/14/03          169,821       371,077

Aron J. Ain......                    18,000          3.20%          18.4167          04/14/03           81,514       178,117

Paul A. Lacy.....                    18,000          3.20%          18.4167          04/14/03           81,514       178,117

Laura L. Woodburn.                   22,500          4.00%          18.4167          04/14/03          101,892       222,646
------------------

(1) Each option was granted on October 14, 1998 and vests in four equal annual installments commencing one year from the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                              Number of Securities
                                                                                   Underlying
                                                                              Unexercised Options           Value of Unexercised
                                                                             at Fiscal Year-End (#)        In-The-Money Options at
                                                                                                           Fiscal Year-End ($)(2)
                                   Shares Acquired       Value Realized
                                   on Exercise(#)            ($)(1)               Exercisable/                  Exercisable/
    Name                                                                         Unexercisable                  Unexercisable
                                  ------------------    -----------------    -----------------------     ---------------------------
Mark S. Ain.....                        67,500              $1,957,162           129,450/134,550             $3,335,697/2,619,176

W. Patrick Decker.                      31,275               975,313             31,125/106,125               611,273/2,037,334

Aron J. Ain......                       22,500               665,451             47,850/52,650               1,304,697/1,019,146

Paul A. Lacy......                      17,250               477,595             38,775/50,850                 966,108/983,258

Laura L. Woodburn.                      12,000               407,375              10,500/67,500               217,718/1,310,530
------------

(1)      Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)      Based on the fair market  value of the Common Stock on  September  30, 1999  ($36.6875),  the last day of the  Company's
         1999 fiscal year, less the option exercise price.


                        REPORT OF COMPENSATION COMMITTEE

Introduction

         The Company's compensation program for executive officers is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"), which is composed of three non-employee Directors, Messrs. Rubinovitz, Dumler and Portner. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership.

         The Company's executive compensation program reflects input from the Company's Chief Executive Officer. The Compensation Committee reviews his proposals concerning executive compensation and makes a final determination concerning the scope and nature of compensation arrangements. The actions of the Compensation Committee are reported to the Company's entire Board of Directors.

         Kronos believes it is important that its stockholders understand the Company's philosophy regarding executive compensation, and how this philosophy manifests itself in the Company's various compensation plans.

Philosophy

         All of Kronos' compensation programs are aimed at attracting and retaining key employees, motivating them to achieve, and rewarding them for above average Company performance. Different programs are geared to short and longer term performance with the goal of increasing stockholder value over the long term.

         Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards, and expectations. Since Kronos believes the performance of every employee is important to the success of the Company, it is mindful of the effect of its executive compensation and incentive programs on all employees.

         The Compensation Committee of Kronos believes that the compensation of Kronos' executives should reflect their success in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share, and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased price for the Company's stock. The Compensation Committee believes that the performance of Kronos' executives in the management of the Company, considered in the light of general economic and specific company, industry, and competitive conditions, should be the basis for the determination of executive compensation, bonuses, and stock option awards. It believes executive compensation should not be based on the short-term performance of the Company's stock, whether favorable or unfavorable, but rather that the price of the Company's stock will, in the long-term, reflect the operating performance of the Company, and ultimately, the management of the Company by its executives. The Company seeks to have the long-term performance of the Company's stock reflected in executive compensation through the Company's stock option and other equity incentive programs.

Programs

         Kronos   currently   has  three  major   components  to  its  executive
compensation plans: salary, bonus and stock option and other equity incentive programs.


Salary

         In determining appropriate salary levels for executives, the Compensation Committee primarily takes into account salary compensation at comparably sized companies in the electronics and software industries. To track this, the Committee relies on salary surveys conducted by third parties and its own knowledge of compensation at companies in the Boston, Massachusetts area.

         The Committee's goal is to establish base salary compensation in the upper half of the range of salaries for executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success, but not at the highest levels. The Company believes this gives it the opportunity to attract and retain talented managerial employees both at the level of Vice President and below. At the same time, this level of salary allows the Company to have a bonus plan based on performance without raising executive compensation beyond levels which the Company believes are appropriate.

Bonus

         Kronos' cash bonus plan is aimed at rewarding its executives for the achievement of shorter term Company financial goals, primarily increases in the Company's pre-tax income. The Company's philosophy is to reward its senior executives as a group if the Company's goals are achieved. The maximum bonus payable for fiscal 1999 ranged from 10% to 35% of base salary, depending on the achievement of financial goals, including the level of pre-tax income reached by the Company. The Company believes this level of award strikes the right balance between incentive and reward, without offering undue incentives to management to make short-term decisions that could be harmful in the long run. Early in the Company's fiscal year, the Compensation Committee sets guidelines for the awards based upon achievement of financial goals, including the level of pre-tax income, and based upon its own assessment of the ability of the Company to achieve the Company's annual financial plan, in light of economic conditions and other factors. It is the general philosophy of the Board that management be rewarded for their performance as a team in the attainment of these goals, rather than individually.

         While the cash bonus plan is based on the attainment of certain financial goals, awards under the plan for any individual or the officers as a group are entirely at the discretion of the Compensation Committee, which may choose to award the bonus or not, in light of all relevant factors after completion of the Company's fiscal year.

Stock Option and Equity Incentive Programs

         The Company intends that its stock option program be its primary vehicle for offering long-term incentives and rewarding its executives and key employees. Kronos believes that stock options are the compensation mechanism which works most effectively to align the interests of the Company's management and shareholders. The goal of the program has been to enable members of the program to participate in the success of the Company commensurate with their contributions. Kronos desires that senior executives achieve a meaningful equity stake in the Company through their participation in the option program.

         Much has been written about the value of stock options at the time they are granted. In Kronos' case, in order to make their past options valuable, members of management worked over an extended period of time to build the Company, the success of which at the time the options were granted was hardly assured. Given the price earnings multiple of Kronos stock, management will have to achieve substantial ongoing earnings growth for their options to have meaningful value. This also is not assured and will require dedication and effort similar to that put forth in the past. Kronos seeks to ensure this continued dedication and effort through continuing grants of stock options.

         Stock options are granted to key employees based upon prior performance, the importance of retaining their services for the Company, and the potential for their performance to help the Company attain its long-term goals. There is no set formula for the award of options to individual executives or employees. The award of stock options is generally done annually in conjunction with the Compensation Committee's formal review of the individual performance of its key executives, including its Chief Executive Officer, and their contributions to the Company.

         In the past, Kronos has annually granted options to purchase between 2% and 5% of the Company's outstanding shares on a fully-diluted basis. Of this amount, approximately half have been granted to the Company's executive officers and key managers, and the balance to key employees. The Compensation Committee currently expects to continue this general practice.

         In connection with the Company's equity incentive plan, participants may use shares to exercise their options or to pay taxes on nonstatutory options. The purpose of this program is to encourage the officers to hold rather than sell their Kronos shares.

         The Employee Stock Purchase Plan is designed to appeal primarily to non-executive Kronos employees and is not intended to be a meaningful element in executive compensation.

Summary of Compensation of Chief Executive Officer

         In fiscal year 1999, Mark S. Ain, the Company's Chief Executive Officer, received a salary of $351,346 and bonus compensation of $122,500. In deciding whether or not bonus compensation would be paid for fiscal year 1999, the Compensation Committee reviewed whether certain of the Company's financial goals established at the beginning of fiscal year 1999 had been attained. On October 4, 1999, Mr. Ain was granted a non-statutory option to purchase 50,000 shares of Common Stock at a price of $37.5625 per share, the fair market value on the date of the grant, based on Mr. Ain's performance in fiscal year 1999. This option vests at the rate of 12,500 shares per year, beginning on the first anniversary date of the grant. In determining the number of shares covered by the options granted to Mr. Ain, the Compensation Committee evaluated Mr. Ain's prior performance, the importance of retaining his services for the Company, and his potential to help the Company attain its long-term goals.

         The Company does not believe that Section 162(m) of the Internal Revenue Code, as amended (the "Code"), which disallows a tax deduction for certain compensation in excess of $1 million, will generally have a significant impact on the Company.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee was at any time during the past fiscal year, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. No executive officer of the Company has served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a Director of or member of the Compensation Committee of the Company.

                          COMPARATIVE STOCK PERFORMANCE

         The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative return of (i) the Nasdaq Stock Market - U.S. Index (the "Nasdaq Composite Index"), and (ii) the Hambrecht & Quist Technology Index (the "Industry Index") during the five-year period ended September 30, 1999. The graph assumes the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Industry Index and assumes dividends are reinvested. Measurement points are the last days of the Company's fiscal years ended September 30, 1995, 1996, 1997, 1998 and 1999, and the last trading days of each of the other months in the Company's 1995, 1996, 1997, 1998 and 1999 fiscal years.

              Kronos        Hambrecht & Quist   Nasdaq Stock
  DATES    Incorporated     Technologoy Index  Market-U.S.Index
  -----   ------------------------------------------------------------------
 Sep-94       100.00           100.00            100.00
 Oct-94       116.67           109.16            101.95
 Nov-94       119.87           108.23             98.57
 Dec-94       133.33           111.06             98.88
 Jan-95       133.33           109.43             99.40
 Feb-95       139.74           118.92            104.62
 Mar-95       148.08           124.36            107.73
 Apr-95       156.41           133.68            111.12
 May-95       166.67           138.46            113.99
 Jun-95       190.38           155.13            123.22
 Jul-95       233.33           169.30            132.27
 Aug-95       237.18           171.24            134.96
 Sep-95       237.18           175.33            138.07
 Oct-95       235.90           177.79            137.27
 Nov-95       223.08           175.60            140.49
 Dec-95       243.59           166.05            139.75
 Jan-96       261.54           168.51            140.45
 Feb-96       238.82           176.95            145.80
 Mar-96       196.15           169.25            146.29
 Apr-96       228.85           192.65            158.41
 May-96       248.08           195.55            165.68
 Jun-96       273.08           181.30            158.21
 Jul-96       212.50           162.67            144.13
 Aug-96       228.85           172.52            152.21
 Sep-96       236.54           192.46            163.84
 Oct-96       224.04           189.71            162.03
 Nov-96       219.23           212.08            172.08
 Dec-96       246.15           206.38            171.94
 Jan-97       253.85           228.48            184.14
 Feb-97       209.62           209.82            173.96
 Mar-97       134.62           196.72            162.62
 Apr-97       165.38           204.00            167.68
 May-97       200.00           234.70            186.67
 Jun-97       211.54           236.78            192.41
 Jul-97       188.46           274.87            212.68
 Aug-97       208.65           275.65            212.38
 Sep-97       199.04           286.96            224.97
 Oct-97       223.08           256.30            213.25
 Nov-97       240.38           253.63            214.38
 Dec-97       237.02           241.96            210.68
 Jan-98       239.42           257.48            217.35
 Feb-98       265.38           288.10            237.79
 Mar-98       270.19           292.97            246.57
 Apr-98       276.92           304.37            250.72
 May-98       275.00           282.17            236.80
 Jun-98       278.85           299.93            253.34
 Jul-98       267.31           296.15            250.38
 Aug-98       285.58           232.91            200.89
 Sep-98       284.62           266.62            228.77
 Oct-98       276.92           289.10            238.66
 Nov-98       332.69           323.47            262.80
 Dec-98       340.87           376.35            296.89
 Jan-99       363.46           427.84            340.07
 Feb-99       325.48           380.43            309.59
 Mar-99       282.69           409.88            332.11
 Apr-99       392.31           425.34            341.43
 May-99       427.10           431.19            333.58
 Jun-99       525.00           485.44            363.36
 Jul-99       558.17           478.81            358.09
 Aug-99       578.73           502.11            372.29
 Sep-99       423.32           513.55            371.52

Approval of Amendments to Restated Articles of Organization

On October 29, 1999, the Board of Directors of the Company unanimously voted to recommend to the stockholders that the Company's Restated Articles of Organization be amended to increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares.

The authorized Common Stock of the Company currently consists of 20,000,000 shares, $0.01 par value per share, of which 12,442,563 shares were outstanding as of September 30, 1999, and approximately 2,902,787 shares were reserved for issuance pursuant to the Company's stock option plans, stock purchase plans and other employee benefit plans. In addition, the Board of Directors has approved, subject to stockholder approval, an amendment to the Company's 1992 Employee Stock Purchase Plan increasing by 300,000 the number of shares available for issuance under the Plan. See "Approval of Amendment to the 1992 Employee Stock Purchase Plan" below. The Board of Directors believes that the authorization of additional shares of Common Stock is desirable to provide shares for issuance in connection with possible future stock dividends, possible future financings, joint ventures, acquisitions, or other general corporate purposes. However, there is no existing plan, understanding or agreement for the issuance of any shares of Common Stock with the exception of the shares of Common Stock available for issuance upon exercise of stock options or similar arrangements as described above. This issuance of additional shares of common stock, while providing desirable flexibility in connection with possible financings, acquisitions and other similar transactions, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. If the amendment to the Restated Articles of Organization is adopted by the stockholders, the Board of Directors would have authority to issue shares of Common Stock without the necessity of future stockholder action. Holders of the Common Stock have no preemptive rights with respect to any shares which may be issued in the future.

Approval of Amendment to the 1992 Employee Stock Purchase Plan

In the opinion of the Board of Directors, the 1992 Employee Stock Purchase Plan (the "Plan") is an important vehicle for providing interested employees, who meet certain eligibility requirements, to acquire an interest in the future of the Company. Under the Plan, the Company is currently authorized to make up to 618,750 shares of Common Stock available for sale to eligible employees. As of December 6, 1999, 500,123 shares had been issued to employees of the Company. The Company estimates that the remaining 118,627 shares available will not be sufficient to meet the Company's needs for the duration of the Plan, which expires by its terms in 2002.

Accordingly, on October 29, 1999, the Board of Directors voted, subject to stockholder approval to increase from 618,750 to 918,750 the number of shares available for issuance under the Plan (subject to adjustment for certain changes in the Company's capitalization. If the stockholders do not approve the proposed amendment, the Company will not grant options in excess of the current number of options authorized under the Plan.

General

The Plan was adopted by the Board of Directors on March 27, 1992 and approved by the stockholders on April 16, 1992. The Plan provides a method by which eligible employees of the Company and its subsidiaries may use voluntary payroll deductions to purchase shares of Common Stock of the Company. The Plan is administered by the Board of Directors, which has the authority to make, administer and interpret the regulations as it deems necessary.

Participation

Participation in the Plan is voluntary and is available to all eligible employees, who work for the Company more than twenty hours per week and have completed six months or more of continuous service in the employ of the Company. Employees who own or are deemed to own 5% or more of the total combined voting power or value of all classes of stock of Kronos or its subsidiaries may not participate.

There are two six-month option periods in each calendar year. Prior to the commencement of each period, eligible employees may elect to participate by authorizing payroll deductions of from 2% to 10% of their compensation as contributions to the Plan. No more than $12,500 may be contributed by any employee in a six-month option period. Each employee who is a participant on the first day of an option period is deemed to have been granted an option for that period. No employee may be granted an option which permits him rights to purchase Common Stock under the Plan and any other employee stock purchase plan of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the commencement of each offering period) for each calendar year in which the option is outstanding at any time. Participants may withdraw from the Plan at any point during the option period. Any employee whose employment with Company terminates during the option period ceases to be eligible to participate in the Plan. In both situations, the balance in their account is refunded and their stock options are cancelled.

Employees who are active participants in the Plan on the last day of the option period are deemed to have exercised their options. The balance in their account is applied to the purchase of as many whole shares of Kronos stock as the balance permits. Shares are purchased at 85% of the fair market value of the stock at (a) the time of grant of the option or (b) the time at which the option is deemed to have been exercised, whichever is less. Any remaining balance in an employee's account is refunded, except that any balance equal to the value of a fractional share is carried over into the next option period. Such balances are refunded to employees who choose not to participate in the following option period.

All awards are non-transferable except in the case of death. Participants may designate in writing the beneficiary who is to receive any stock and/or cash credited to the participant under the Plan in the event of the participant's death. Such designation may also stipulate whether the beneficiary is to receive the participant's options to purchase stock at the end of the option period or the balance in the participant's account at the time of death.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Plan and with respect to the sale of Common Stock acquired under the Plan.

Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of: (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

Tax Consequences to the Company. The offering of Common Stock under the Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Board Recommendation

The Board believes that the Amendments are in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR these Amendments. If the Amendments are not approved by the stockholders, the Company will not grant options in excess of the current authorized number of options.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of Ernst & Young as the Company's independent auditors for the current fiscal year. Ernst & Young has served as the Company's independent auditors since 1979. Although stockholder approval of the Board of Directors' selection of Ernst & Young is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of Ernst & Young.

         A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and intended to be presented for consideration at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than ___________, 2000 in order to be considered for inclusion in the Company's proxy material for that meeting.

         The Company's Amended and Restated By-Laws also establish an advance notice procedure with respect to stockholder nomination of candidates for election as Directors. A notice regarding stockholder nominations for Director must be received by the Company not less than 60 days nor more than 90 days prior to the applicable stockholder meeting, provided, however, that in the event the date of the meeting is not publicly announced by the Company by mail, press release or otherwise more than 70 days prior to the meeting, the notice must be received by the Company not later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination, all as set forth in the By-Laws. The presiding officer of the meeting may refuse to acknowledge any Director nomination not made in compliance with such advance notice requirements. The Company has not publicly announced the date of the 2001 Annual Meeting prior to the mailing of this Notice and Proxy Statement. Accordingly, an appropriate notice from a stockholder regarding nominations for Director to be acted on at the 2001 Annual Meeting must be received by the Company within ten days of this mailing.

Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 or are not stockholder nominations of candidates for election as Directors must be received by the Company not later than ___________, 2000.


                                 OTHER BUSINESS

         The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.


                                            By Order of the Board of Directors,
                                            PAUL A. LACY, Clerk



December ___, 1999

THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY
FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.


--------
|  X   | PLEASE MARK VOTES AS IN THIS EXAMPLE
--------

        -------------------------------------
                KRONOS INCORPORATED
        -------------------------------------
                                                                                      For Both       With         For Both
     1.)To elect the following persons as Class II Directors                          Nominees      -hold         Except
         (except as marked below):                                                       [ ]           [ ]           [ ]

                   Mark S. Ain
                   W. Patrick Decker

        If you do not wish your shares voted "For" a particular nominee, mark the "For Both Except" Box and strike a line through the name of that nominee. Your shares will be voted for the remaining nominee.



     2.)To approve an amendment to the Company's Restated Articles of Organization    For            Against        Abstain
        increasing the number of authorized shares of the Company's common stock      [ ]              [ ]             [ ]
        from 20,000,000 shares to 50,000,000 shares.




     3.)To approve an amendment to the Company's 1992 Employee Stock Purchase         For            Against         Abstain
        Plan (the "Plan") to increase from 618,750 to 918,750 the number of shares    [ ]              [ ]             [ ]
        available for issuance under the Plan (subject to adjustment for certain changes in the Company's capitalization.


     4.)To ratify the selection of Ernst & Young LLP as the Company's  independent    For            Against         Abstain
        auditors for the 2000 fiscal year.                                            [ ]              [ ]             [ ]


     5.)To transact such other  business as may properly come before the meeting      For            Against         Abstain
        or any and all adjourned sessions of the meeting.                             [ ]              [ ]             [ ]



     Mark box at right if comments or address change have been noted on the
     reverse side of this card.                                                       [ ]



     RECORD DATE SHARES:


                                                    --------------------
     Please be sure to sign and date this Proxy     |Date              |
------------------------------------------------------------------------
|                                                                      |
|                                                                      |
-----------------------------------------------------------------------
        Stockholder sign here                      Co-owner sign here

DETACH CARD

                                   KRONOS INCORPORATED
        Dear Stockholder:

        Please take note of the important information enclosed with this Proxy. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. This proxy is solicited on behalf of the Board of Directors of Kronos Incorporated.

        Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

        Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

        Your vote must be received prior to the Annual Meeting of Stockholders of the Company on Thursday, February 3, 2000. Thank you in advance for your prompt consideration of these matters.

        Sincerely,
        Kronos Incorporated


                               KRONOS INCORPORATED
                  Proxy for the Annual Meeting of Stockholders
                         to be held on February 3, 2000

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Mark S. Ain and Paul A. Lacy, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of Kronos Incorporated (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 400 Fifth Avenue, Waltham, Massachusetts on Thursday, February 3, 2000 at 10:00 a.m., or any adjourned sessions thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted for proposals 1, 2, 3, 4, and 5. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.


--------------------------------------------------------------------------------
|PLEASE VOTE,  DATE AND SIGN ON REVERSE  SIDE AND RETURN  PROMPTLY IN THE      |
|ENCLOSED ENVELOPE.                                                            |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
|Please sign this proxy exactly as your name(s) appear(s) on the reverse side  |
|hereof. Joint owners should each sign personally. Trustees and other          |
|fiduciaries should indicate the capacity in which they sign, and where more | |than one name appears, a majority must sign. If a corporation, this signature | |should be that of an authorized officer who should state his or her title. |
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?


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